UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 OR 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): January 31, 2011
Hanesbrands Inc.
(Exact name of registrant as specified in its charter)

Maryland	001-32891	20-3552316
(State or other jurisdiction of incorporation)	(Commission File Number)	(IRS Employer Identification No.)

1000 East Hanes Mill Road Winston-Salem, NC		27105 (Zip Code)
(Address of principal executive offices)
Registrant’s telephone number, including area code: (336) 519-8080
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement
     On January 31, 2011, Hanesbrands Inc. (the “Company”), HBI Receivables LLC (“Receivables LLC”), a wholly-owned bankruptcy-remote subsidiary of the Company, HSBC Bank PLC and PNC Bank, N.A., as committed purchasers, Bryant Park Funding LLC and Market Street Funding LLC, as conduit purchasers, HSBC Securities (USA) Inc. (“HSBC”) and PNC Bank, N.A., as managing agents (the “Managing Agents”), and HSBC, as assignee of JPMorgan Chase Bank, N.A., as agent, entered into Amendment No. 7 (the “Amendment”) to the Receivables Purchase Agreement dated as of November 27, 2007 (the “Accounts Receivable Securitization Facility”). The Amendment provides for two recently-acquired subsidiaries of the Company, in addition to the Company, to sell, on a revolving basis, certain domestic trade receivables to HBI Receivables. Prior to the execution of the Amendment, the Accounts Receivable Securitization Facility contained the same leverage ratio and interest coverage ratio provisions as those contained in the Company’s Amended and Restated Credit Agreement dated December 10, 2009 (the “Senior Secured Credit Facility”). Pursuant to the Amendment, the Company is required to maintain the leverage ratio, interest coverage ratio and any other financial covenants contained from time to time in the Senior Secured Credit Facility, provided that any changes to such covenants after the date of the Amendment will only be applicable for purposes of the Accounts Receivable Securitization Facility if approved by the Managing Agents or their affiliates. The Amendment also provides for certain other amendments to the Accounts Receivable Securitization Facility, including changing the termination date for the Accounts Receivable Securitization Facility from February 1, 2011 to March 31, 2011. In connection with the Amendment, certain fees were due to the managing agents and certain fees payable to the committed purchasers and the conduit purchasers were decreased.
     From time to time, the financial institutions party to the Accounts Receivable Securitization Facility or their affiliates have performed, and may in the future perform, various commercial banking, investment banking and other financial advisory services for the Company and its affiliates for which they have received, and will receive, customary fees and expenses. In particular, HSBC acted as co-syndication agent and as a joint lead arranger and joint bookrunner under the Senior Secured Credit Facility, and the Managing Agents and/or their respective affiliates may act as lenders or in other capacities under the Senior Secured Credit Facility or under other financing arrangements to which the Company or its affiliates are party.
Item 2.02. Results of Operations and Financial Condition.
     On February 2, 2011, the Company held a conference call to discuss financial results for its quarter and fiscal year ended January 1, 2011 and guidance for its 2011 fiscal year. A copy of the conference call transcript is furnished as Exhibit 99.1 to this Current Report on Form 8-K.
     Statements in the transcript that are not statements of historical fact are forward-looking statements within the meaning of Section 27A of the Securities Act of 1933 and Section 21E of the Securities Exchange Act of 1934, including those regarding the Company’s long-term goals and trends associated with the Company’s business. These forward-looking statements are made only as of the date of this transcript and are based on the Company’s current intent, beliefs, plans and expectations. They involve risks and uncertainties that could cause actual future results, performance or developments to differ materially from those described in or implied by such forward-looking statements. These risks and uncertainties include risks identified from time to time in the Company’s most recent Securities and Exchange Commission reports, including its annual report on Form 10-K, quarterly reports on Form 10-Q and current reports on Form 8-K, registration statements, press releases and other communications. Except as required by law, the Company undertakes no obligation to update or revise forward-looking statements to reflect changed assumptions, the occurrence of unanticipated events or changes to future operating results over time.
Item 9.01. Financial Statements and Exhibits.
(c) Exhibits

Exhibit 99.1	Conference call transcript dated February 2, 2011

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

February 4, 2011	HANESBRANDS INC.
	By:	/s/ E. Lee Wyatt Jr.
E. Lee Wyatt Jr.
Chief Financial Officer and Executive Vice President

Exhibits

99.1	Conference call transcript dated February 2, 2011